U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2013, Advanced Emissions Solutions, Inc. (“Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the underwriters named therein (the “Underwriters”) relating to the public offering (the “Offering”) of 600,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a price to the public of $45.00 per share (the “Offering Price”), less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 90,000 shares of Common Stock offered in the Offering to cover over-allotments, if any.

The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriters’ discount and commission and other estimated offering expenses payable by the Company, are expected to be approximately $25 million, assuming no exercise by the Underwriters of their over-allotment option. The Offering is expected to close on November 20, 2013, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333- 171936), including the prospectus dated July 18, 2013 contained therein, as the same has been supplemented.

The Company intends to use the proceeds from this offering for general working capital and corporate purposes, and to partially execute against its increasing Emissions Control backlog (which was $56.6 million on September 30, 2013). The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion of Fortis Law Partners LLC, relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

A copy of the slides used in the Offering is currently available via the Investor Information section of the Company’s website at www.advancedemissionssolutions.com. A copy of the materials is also attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On November 14, 2013, the Company issued a press release announcing the Offering. On November 15, 2013, the Company issued a press release announcing pricing of the Offering. Copies of the press releases are attached as Exhibits 99.2 and 99.3, respectively, to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of November 15, 2013, between the Company and Cowen and Company LLC, as representative of the several underwriters name therein.

5.1	Opinion of Fortis Law Partners LLC

23.1	Consent of Fortis Law Partners LLC (included in Exhibit 5.1)

99.1	November 2013 Investor Presentation

99.2	Press Release issued by Advanced Emissions Solutions, Inc. on November 14, 2013

99.3	Press Release issued by Advanced Emissions Solutions, Inc. on November 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013

Advanced Emissions Solutions, Inc.
Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 15, 2013, between the Company and Cowen and Company LLC, as representative of the several underwriters name therein.

5.1	Opinion of Fortis Law Partners LLC

23.1	Consent of Fortis Law Partners LLC (included in Exhibit 5.1)

99.1	November 2013 Investor Presentation

99.2	Press Release issued by Advanced Emissions Solutions, Inc. on November 14, 2013

99.3	Press Release issued by Advanced Emissions Solutions, Inc. on November 15, 2013